1 Fiscal 2023 Results & Business Update Ro ge r Pe r re a u l t President and CEO, UGI Corporation S e a n O ’ B r i e n Chief Financial Officer, UGI Corporation Ro b e r t F. B e a rd Chief Operations Officer, UGI Corporation 1

2 About This Presentation This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; cost volatility and availability of energy products, including propane and other LPG, natural gas, and electricity, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; the inability to timely recover costs through utility rate proceedings; increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; competitive pressures from the same and alternative energy sources; failure to acquire new customers or retain current customers, thereby reducing or limiting any increase in revenues; liability for environmental claims; customer, counterparty, supplier, or vendor defaults; liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; transmission or distribution system service interruptions; political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the conflict in the Middle East, the European energy crisis, and foreign currency exchange rate fluctuations (particularly the euro); credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; changes in commodity market prices resulting in significantly higher cash collateral requirements; impacts of our indebtedness and the restrictive covenants in our debt agreements; reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; changes in Marcellus and Utica Shale gas production; the success of our strategic initiatives and investments intended to advance our business strategy; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to attract, develop, retain and engage key employees; uncertainties related to global pandemics; the impact of a material impairment of our assets; the impact of proposed or future tax legislation; the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; our ability to protect our intellectual property; our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations; and our ability to control operating costs and realize cost savings.

3 UGI Supplemental Footnotes Management uses “adjusted net income attributable to UGI Corporation”, “adjusted diluted earnings per share (“EPS”)”, “UGI Corporation Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)”, “AmeriGas Propane Adjusted EBITDA”, “UGI International Adjusted EBITDA”, “AmeriGas Propane Free Cash Flow” and “UGI International Free Cash Flow”, all of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The tables in slides 23 and 24 reconcile adjusted diluted earnings per share (EPS) and adjusted net income attributable to UGI Corporation, respectively, to their most directly comparable GAAP measures. Slides 25, 26 and 27 reconcile UGI Corporation Adjusted EBITDA, AmeriGas Propane Adjusted EBITDA, AmeriGas Propane Free Cash Flow, UGI International Adjusted EBITDA and UGI International Free Cash Flow to their nearest GAAP measures.

4 1 FY23 Year in Review

FY23 Financial Highlights

UGI CORPORATION

Adjusted Diluted EPS[1]


$2.90
$2.84
FY22
FY23

Reportable Segments EBIT[2]

($ in Million)


$1,166
$1,158
FY22
FY23

Earnings Contribution – Adjusted Diluted EPS[1]


FY23
63%
37%
Natural Gas
Global LPG

- **FY23 GAAP diluted EPS of ($7.16) vs. $4.97 in FY22**
- **Record performance at the Utilities** largely due to higher gas base rates and the weather normalization adjustment implemented at our PA Gas Utility in Q1 FY23
- **Record performance in Midstream & Marketing** due to increased margins from natural gas gathering and processing activities, primarily from the prior year acquisitions of UGI Moraine East and Pennant
- **Increased unit margins in the Global LPG businesses** which was partially offset by lower volumes, inflationary pressures and continued investment at AmeriGas

6%
10-Year Adjusted EPS CAGR (FY13-23)

7%
10-Year Dividend Growth (FY13-23)

8%
Natural Gas EBIT Growth (FY22-23)

$511M
FY23 Free Cash Flow[3] (Global LPG)

11%
Rate Base CAGR (FY13-23)

$1.6B
Available Liquidity[4]

1. Adjusted Diluted EPS is a non-GAAP measure. See slide 23 for reconciliation. 2. Reportable Segments EBIT stands for UGI Corporation's Earnings before interest expense and income taxes excluding EBIT related to Corporate & Other. 3. Free Cash Flow is a non-GAAP measure. See slides 26 and 27 for reconciliation. 4. Defined as cash and cash equivalents and available borrowing capacity on our revolving credit facilities.

5

FY23 Key Accomplishments

UGI CORPORATION

- Deployed **$956 million of capital, with $563 million (59%) largely focused on pipeline replacement and betterment** at the Utilities
  - **142 miles** of pipeline replaced
- Added **~13,000**[1] residential and commercial customers at the Utilities
- Filed a joint stipulation and agreement for settlement of a base rate case at Mountaineer on October 6, 2023
  - Includes a **net revenue increase of ~$14 million** and new rates expected to take effect January 1, 2024
- Midstream & Marketing margins underpinned by **86% from fee-based contracts**, including take-or-pay arrangements and minimum volume commitments

- **Completed the Allen Farm and EL-Vi RNG projects**, with an expected production capacity of ~140 Mmcf
- Continued to execute on our **commitment to exit the European energy marketing business**
  - Divested the energy marketing business located in the UK and Belgium in FY23
  - Divested substantially all of our energy marketing business located in France in October 2023
  - Entered into agreements to divest and exit a substantial portion of the portfolio in the Netherlands (closing and exits targeted for Q2 FY24)
- Received upgraded **ESG Rating Assessment of "AAA" from MSCI**
- **40,000+ volunteer hours** to serve our local communities in programs such as United Way, Big Brothers Big Sisters, Reading Is Fundamental, among others



AmeriGas


Cynch



1. Customer addition includes upgrades.

6

7 FY23 Results Recap 1. Adjusted Diluted EPS is a non-GAAP measure. See Slide 23 for reconciliation. FY23 GAAP diluted EPS of ($7.16) compared to $4.97 in FY22 FY23 Adjusted Diluted EPS1 – Comparison with FY22 Key Drivers Natural Gas businesses • Warmer than prior year weather • Higher total margin • Higher operating expenses • Weather normalization at the PA Gas Utility Corporate & Other • Interest expense Global LPG businesses • Warmer than prior year weather • Lower LPG margins • Higher margins from non-core energy marketing activities • Higher operating expenses • Gain from asset sales • Benefits from foreign tax credit optimization

FY23 Segment Results Recap – Natural Gas

UGI CORPORATION

FY23 EBIT - Comparison with FY22

($ in million)

Utilities



$336
$76
($36)
($8)
($3)
$365
FY22 EBIT
Total Margin
OPEX
D&A
Other
FY23 EBIT

Midstream & Marketing



$269
$37
($4)
($7)
($4)
$291
FY22 EBIT
Total Margin
OPEX
D&A
Other
FY23 EBIT

Key Drivers

- ▲ Higher PA Gas Utility base rates and benefits from the weather normalization adjustment implemented in Q1 FY23 which offset the effect of warmer weather
- ▼ Increased OPEX reflects, among other things, higher uncollectible accounts expenses, contract labor costs, and personnel-related expenses
- ▼ Higher depreciation expense reflects the effects of continued distribution system capital expenditure activity

Weather

Vs. Normal	Vs. PY
11.7% (Warmer)	4.8% (Warmer)

Key Drivers

- ▲ Improved margins primarily reflecting incremental natural gas gathering and processing activities ($49 million), primarily from the prior year acquisitions of UGI Moraine East and Pennant, partially offset by lower margins from natural gas marketing activities ($8 million), including the effects of peaking and capacity management activities
- ▼ Higher D&A due to additional assets in service, mainly Pennant
- ▼ Lower other income from equity investees

Weather

Vs. Normal	Vs. PY
11.0% (Warmer)	6.0% (Warmer)

Increase | Decrease

Colder | Warmer

EBIT is defined as Earnings before interest expense and income taxes. Total margin represents total revenue less total cost of sales. In the case of Utilities, the total margin is also reduced by certain revenue-related taxes. OPEX stands for Operating & Administrative Expenses, and D&A stands for Depreciation and Amortization.

8

FY23 Segment Results Recap – Global LPG

UGI CORPORATION

FY23 EBIT - Comparison with FY22

($ in million)

UGI International



$254
($15)
($12)
($1)
$8
$234
FY22 EBIT
Total Margin
OPEX
D&A
Other
FY23 EBIT

Key Drivers

- ▼ Total retail gallons decreased 9% due to warmer weather and energy conservation measures
- ▲ Higher LPG unit margin and increased margins from the non-core energy marketing business ($29 million), partially offset by the translation effects of the weaker foreign currencies ($27 million)
- ▼ Higher OPEX primarily reflects the effects of inflationary increases, partially offset by lower distribution and personnel-related costs and the translation effects of the weaker foreign currencies ($11 million)

Weather

Vs. Normal	Vs. PY
10.5% (Warmer)	8.4% (Warmer)

AmeriGas Propane



$307
$1
($61)
$0
$21
$268
FY22 EBIT
Total Margin
OPEX
D&A
Other
FY23 EBIT

Key Drivers

- ▼ Total retail propane gallons sold decreased 7% due to the effects of driver staffing shortages (which also limited growth), continuing customer attrition and structural conservation
- ▲ Higher LPG unit margin
- ▼ Higher OPEX largely due to increased overtime and employee-related costs, vehicle fuel, advertising and uncollectible account expenses
- ▲ Largely related to gains on sales of fixed assets

Weather

Vs. Normal	Vs. PY
0.5% (Colder)	1.9% (Colder)

Legend: ■ Increase ■ Decrease | Colder | Warmer

EBIT is defined as Earnings before interest expense and income taxes. Total margin represents total revenue less total cost of sales. OPEX stands for Operating & Administrative Expenses, and D&A stands for Depreciation and Amortization.

9

10 $0.4 $0.3 $0.3 $0.3 $0.2 $1.3 $0.9 $1.6 $1.5 $1.4 $1.7 $1.2 $1.9 $1.8 $1.6 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Cash and cash equivalents Available Credit Facilities Liquidity and Balance Sheet Update • $1.6 billion in available liquidity1 as of September 30, 2023 • In FY23, completed over $2.6+ billion of long-term debt financing to support our ongoing operations and improve liquidity • As of September 30, 2023, UGI and its subsidiaries were in compliance with all debt covenant requirements • Subsequent to the year-end, we continued with activities that improved financial flexibility: o Amended the AmeriGas credit agreement to right-size the revolver from $600 million to $400 million and decrease the minimum interest coverage ratio2 from 2.75x to 2.5x o Refinanced existing credit agreement at UGI Utilities providing for borrowings up to $375 million 1. Defined as cash and cash equivalents and available borrowing capacity on our revolving credit facilities. 2. AmeriGas interest coverage ratio is calculated as Consolidated EBITDA / Consolidated Interest Expense, as defined in the credit agreement. 3. As of September 30, 2023. Long-term debt with maturities of less than $10 million in a particular year have not been represented in the chart. Available Liquidity ($ in billion)UGI Corporation Long-Term Debt M turities ($ in million)3Available Liquidity ($ in billion) $700 $675 $525 $500 $317 $423 $791 $281 $70 $40 $1,230 $38 $973 $0 $500 $1,000 $1,500 $2,000 $2,500 2024 2025 2026 2027 2028 FY29 - 52 AmeriGas Propane UGI International Midstream & Marketing Utilities UGI Corporation

11 2 FY24 Strategic Priorities & Financial Outlook

Our Strategic and Financial Priorities

UGI CORPORATION

Focused on effectively operating our business portfolio to deliver reliable earnings growth, achieve sustainable cost savings, and strengthen the balance sheet while pursuing a strategic review focused on the LPG business

1 Cost Reduction and Optimization Actions

- ✓ (Completed) Initiated actions to achieve operational efficiencies and targeted cost savings
- ⚙ (Underway) Achieve ~$70 - $100M of cost savings by FY25

2 Strengthen the Balance Sheet

- ✓ (Completed) Revised capital allocation outlook and priorities to achieve and sustain optimal capital structure
- ⚙ (Underway) Execute on our strategy to enhance liquidity and reduce leverage at AmeriGas Propane and UGI Corporation

3 Strategic Review of the LPG Businesses

- ⚙ (Underway) Review of strategic alternatives, with a focus on AmeriGas Propane
- Exit the non-core European energy marketing businesses
  - ✓ (Completed) UK, Belgium and a majority in France
  - ⚙ (Underway) Netherlands[1]

4 Continued Growth of the Natural Gas businesses

- ✓ (Completed) Continue investing in our Utility infrastructure to promote safety and reliability while balancing customer affordability
- ✓ (Completed) Leverage the strategic midstream assets to continue driving earnings and cash flow stability

1. Entered into definitive agreements to divest and exit a substantial portion of our portfolio in the Netherlands which is expected to occur in Q2 FY24.

✓ Completed ⚙ Underway

12

13 • Electric rates • Operating expense • Interest expense • Current tax regime FY24 Adjusted Diluted EPS Guidance FY24 Guidance 1. Adjusted Diluted EPS is a non-GAAP measure. See Slide 23 for FY23 reconciliation. 2. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments we cannot reconcile FY24 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. 3. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented. $2.84 FY23 Adjusted Diluted EPS $3.00 $2.70 Corporate & Other FY23 Adjusted Diluted EPS1 to FY24 Guidance2,3 Key Assumptions3 • Normal weather • Volume • Customer growth • Gas base rates Natural Gas businesses Global LPG businesses • Normal weather • Volume • Lower margins • Operating expense • Interest expense • Current tax regime • Benefits from foreign tax credit optimization

Capital Allocation Outlook and Priorities

UGI CORPORATION

Capital Allocation – By Category ($ in million)

	FY23	FY24E[2]
Cash Returned to Shareholders	$330	$330 - $335
Capital Expenditure[3]	~$1,100	~$960



~$1,100
~$960
45%
Regulated Utilities (Growth) Capital
45%
18%
Growth Capital4
18%
20%
Maintenance Capital
21%
17%
Renewables
16%

~80% of FY24 capital expenditure and investments allocated to Natural Gas and Renewables

1 Dividend Payment and Shareholder Return

- 4% long-term dividend growth target
- Maintain an attractive dividend payout ratio for our business mix
- Consider share repurchase as leverage decreases

2 Balance Sheet Improvement

- Prioritize consolidated reduction in leverage ratio[1] to achieve range of 3.25x – 3.75x[2]
- Further strengthen consolidated liquidity

3 Capital Investments at the Utilities

- Growth and regulatory capital investments in the regulated utilities businesses, which attract a strong return on equity
- Anticipate investing $2B+ between FY24 – FY27[2]

4 Investments in Strategic Growth Opportunities

- Support organic growth in the natural gas businesses through disciplined capital investment while maintaining a healthy balance sheet
- Execute committed projects to develop renewable energy solutions that achieve return criteria

1. Total debt over Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. 2. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented. 3. Includes acquisitions of business and assets, and other equity investments. 4. Includes growth capital expenditure related to our Midstream & Marketing, UGI International and AmeriGas Propane segments.

14

Driving Operational Improvements at AmeriGas Propane to Enhance Shareholder Value

UGI CORPORATION

#1 propane distributor in the US[1]

Flexible and reliable supply chain coverage

Strategically centralized and scalable procurement operations

Robust fleet management focused on efficient routing and logistics

Continued focus on solid cash generation



Cynch



AmeriGas



Free Cash Flow[2] at AmeriGas Propane	*$1.5 billion generated since 2020*

AmeriGas Propane in FY24

- Sustained focus on operational improvement to enhance the customer experience
- Operational efficiencies, cost reduction and optimizing actions
- Improved demand forecasting and logistics management
- Disciplined capital deployment and cash flow management

1. Based on the volume of propane gallons distributed annually. 2. Free Cash Flow is a non-GAAP measure. See Slide 26 for reconciliation.

15

16 Key Takeaways Prioritizing investments in the regulated utilities businesses which provide attractive rates of return Improving the balance sheet and achieving an optimal leverage ratio is a high priority Executing a strategic review focused on the LPG business to unlock and maximize shareholder value Maintaining our strong track record of paying dividends Continuous efforts to maximize employee and customer satisfaction Optimizing our cost structure to create an agile organization

17 Appendix

18 A Diversified Energy Provider Reliable Earnings Growth UGI Corporation is a distributor and marketer of energy products and services, including natural gas, LPG, electricity and renewable energy solutions 141 years 18 countries 10,000+ employees1 4 diversified businesses 2.6+ million customers1 ONE 1. As of September 30, 2023. RenewablesRebalance

Our Business Portfolio

UGI CORPORATION

Lines of Businesses	Natural Gas		Global LPG	
Segments	*Utilities* (UGI Energy to do more; Mountaineer Gas Company)	*Midstream & Marketing* (UGI Energy Services)	*UGI International* (UGI International)	*AmeriGas Propane* (AmeriGas America's Propane Company)
FY23 Adjusted Diluted EPS Contribution[1,2]	33%	29%	27%	11%
FY23 Volume	~375 bcf	~295 bcf	~900 million gallons	~940 million gallons
Key Highlights[3]	• 2nd largest regulated gas utility in Pennsylvania (PA)[4] and largest regulated gas utility in West Virginia (WV)[4] • Weather normalization at the PA gas utility • Authorized gas ROEs of 10.15% (DSIC)[5] in PA and 9.75% (IREP)[5] in WV • ~90% of capital recoverable within 12 months • Expected rate base growth of 9%+ (FY23 – 27)[6]	• Full suite of midstream services and gas marketing on 47 gas utility systems and 20 electric utility systems • Significant strategic assets within the Marcellus Shale / Utica production area • 86% fee-based income, including minimum volume commitments and take or pay arrangements	• LPG distribution in 17 countries in Europe • Largest LPG distributor in France, Austria, Belgium, Denmark and Luxembourg[7] • $1.1 billion of Free Cash Flow Generation[8] since 2020 • Strategically located supply assets • Exiting non-core energy marketing business	• Largest retail LPG distributor in the US[7] • Broad geographic footprint serving all 50 states • Strong track record of attractive unit margins despite fluctuating commodity price environments • $1.5 billion of Free Cash Flow Generation[8] since 2020

1. Does not include Corporate & Other. 2. Adjusted Diluted EPS is a non-GAAP measure. Please see slide 23 for reconciliation. 3. The information is as of September 30, 2023. 4. Based on total customers. 5. DSIC stands for Distribution System Improvement Charge and IREP strands for Infrastructure Replacement and Expansion Program. 6. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented. 7. Based on the volume of propane gallons distributed annually. 8. Free Cash Flow is a non-GAAP measure. See Slides 26 and 27 for reconciliation.

19

20 Our Strategy Core Values Safety Respect Integrity Sustainability Excellence Reliability Reliable Earnings Growth Renewables Rebalance • Ongoing investments to grow predictable regulated utility, fee-based and weather resilient volume to enable strong stable returns • Continuous improvements and focused growth across the business • Reduce weather sensitivity • Disciplined capital allocation to committed renewable projects that align with delivering reliable earnings growth • Leverage existing infrastructure and expertise • Prioritize investments in the natural gas line of business • Optimize benefits from operational and geographic diversification

Renewables Investment Highlights

UGI CORPORATION

UGI continues to develop a portfolio of renewables through investment in committed projects

11
High-quality RNG projects in multiple states

Total Commitment

$500M Committed

~$250M Invested to date

10%+
Targeted Unlevered IRR

Renewable Natural Gas Projects Committed to Date[1]

	Feedstock	Production[2] (~Mmcf)	FY22	FY23	FY24	FY25
New Energy One – Joint Venture (<25%)	Dairy	250	✓			
Cayuga - Spruce Haven	Dairy	50	✓			
Cayuga - Allen Farms	Dairy	85		✓		
Cayuga - El-Vi	Dairy	55		✓		
MBL Bioenergy – Moody	Dairy	300			⏱	
Hamilton – Synthica St. Bernard	Food	250				⏱
Cayuga – Bergen Farms	Dairy	150			⏱	
Cayuga – New Hope View Farms	Dairy	35			⏱	
MBL Bioenergy – Brookings & Lakeside	Dairy	525				⏱
Aurum Renewables – Joint Venture (40%)	Landfill	1,800			⏱	
Ag-Grid (33% ownership)			✓			

Status: ✓ Facility completed and in service ⏱ Expected completion date

Feedstock: Dairy Food Landfill

1. As of September 30, 2023. 2. 100% of the anticipated production capacity from the RNG projects

21

ESG Highlights

UGI CORPORATION

Key ESG Focus Areas

Environmental	Social	Governance
55%[1] 5-year Scope-1 GHG Emissions Reduction Target (using 2020 as the base year)	**25%**[1] Targeted spend improvement with diverse Tier I and Tier II suppliers by 2025 (using 2020 as the base year)	**50%**[2,4] Board Diversity
90%+ Reduction in fugitive methane emission at UGI Utilities over the 20 years (using 1999 as the base year)	Executive compensation linked to safety and diversity & inclusion	**5**[4] Years Average Board Tenure
35%[1] Targeted reduction in Total Recordable Injuries by 2025 (using 2017 as the base year)	Partnership with the Human Library Organization to help organizations with their diversity, equity, and inclusion efforts	**90%**[3,4] Independent Directors and an Independent Board Chair

UGI ESG Rating History - MSCI

UGI is positioned among top 7%[5] of all peers


AAA
AA
A
BBB
BB
B
CCC
BBB
A
A
AA
AAA
Mar-19
Feb-20
Feb-21
Dec-21
Dec-22

"Robust overall governance practices and environmental strategies to manage emissions."

- MSCI

1. Achievement of these goals is in progress. For more information on UGI's ESG initiatives, please see UGI's sustainability reports and visit www.ugiesg.com. 2. Diversity represents ethnicity and gender. 3. As defined under the rules of the New York Stock Exchange. 4. As of September 30, 2023. 5. Universe: MSCI ACWI Index constituents, Oil & Gas refining, Marketing, Transportation & Storage.

22

FY23 Adjusted Diluted Earnings per Share

UGI CORPORATION

	FY23	FY22
Utilities	$1.01	$0.95
Midstream & Marketing	0.89	0.76
UGI International	0.80	0.81
AmeriGas Propane	0.33	0.52
Corporate & Other (a)	(10.19)	1.93
Earnings per share – diluted	**(7.16)**	**4.97**
Net losses (gains) on commodity derivative instruments not associated with current-period transactions	5.77	(2.11)
Unrealized losses (gains) on foreign currency derivative instruments	0.13	(0.17)
Loss associated with impairment of AmeriGas Propane goodwill	3.14	—
Loss on extinguishments of debt	0.03	0.03
Business transformation expenses	0.03	0.03
AmeriGas operations enhancement for growth project	0.09	0.02
Impairments of certain equity method investments	—	0.10
Restructuring costs	—	0.10
Costs associated with exit of the UGI International energy marketing business	0.86	0.02
Net gain on sale of UGI headquarters building	(0.05)	—
Impact of change in tax law	—	(0.09)
Total adjustments (a)	**10.00**	**(2.07)**
Adjusted earnings per share – diluted	**$2.84**	**$2.90**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources.

23

FY23 Adjusted Net Income

UGI CORPORATION

(Dollars in Millions)	FY23	FY22
Utilities	$219	$206
Midstream & Marketing	193	163
UGI International	172	175
AmeriGas Propane	71	112
Corporate & Other (a)	(2,157)	417
Net income attributable to UGI Corporation	(1,502)	1,073
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $(419) and $140, respectively)	1,225	(458)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(11) and $14, respectively)	27	(36)
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $4 and $0, respectively)	660	—
Loss on extinguishments of debt (net of tax of $(2) and $(3), respectively)	7	8
Acquisition and integration expenses associated with the Mountaineer Acquisition (net of tax of $0 and $(1), respectively)	—	1
Business transformation expenses (net of tax of $(3) and $(2), respectively)	7	7
AmeriGas operations enhancement for growth project (net of tax of $(6) and $(2), respectively)	18	3
Impairments of certain equity method investments (net of tax of $0 and $(13), respectively)	—	22
Restructuring costs (net of tax of $0 and $(8), respectively)	—	21
Costs associated with exit of the UGI International energy marketing business (net of tax of $(67) and $(1), respectively)	181	4
Net gain on sale of UGI headquarters building (net of tax of $4 and $0, respectively)	(10)	—
Impact of change in tax law	—	(19)
Total adjustments (a) (b)	**2,115**	**(447)**
Adjusted net income attributable to UGI Corporation	**$613**	**$626**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources.

(b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

24

Non-GAAP Reconciliation: UGI Corporation Adjusted EBITDA and Leverage ($ in millions)

UGI CORPORATION

	Year Ended September 30,			
	2020	2021	2022	2023
Net income including noncontrolling interests	$532	$1,467	$1,073	(1,502)
Income taxes	135	522	313	(335)
Interest expense	322	310	329	379
Depreciation and amortization	484	502	518	532
EBITDA	1,473	2,801	2,233	(926)
Unrealized losses (gains) on commodity derivative instruments	(117)	(1,390)	(598)	1,644
Unrealized (gains) losses on foreign currency derivative instruments	36	(8)	(50)	38
Loss on extinguishments of debt	-	-	11	9
AmeriGas Merger expenses	-	-	-	-
Acquisition and integration expenses associated with the CMG Acquisition	2	1	-	-
Acquisition and integration expenses associated with the Mountaineer Acquisition	-	14	2	-
Business transformation expenses	62	101	9	10
Impairments of certain equity method investments and assets	-	93	35	-
Impairment of customer relationship intangible	-	20	-	-
Loss on disposals of Conemaugh and HVAC	54	-	-	-
Restructuring costs	-	-	29	-
Loss associated with impairment of AmeriGas Propane goodwill	-	-	-	656
Costs associated with exit of the UGI International energy marketing business	-	-	5	248
Net gain on sale of UGI headquarters building	-	-	-	(14)
AmeriGas operations enhancement for growth project	-	-	5	24
Adjusted EBITDA	$1,510	$1,632	$1,681	$1,689
Total Debt	$6,381	$6,816	$7,000	$7,249
Leverage	4.2x	4.2x	4.2x	4.3x

25

26 Non-GAAP Reconciliation: AmeriGas Propane Adjusted EBITDA and Free Cash Flow ($ in millions) Year Ended September 30, Adjusted EBITDA Reconci l iation: 2020 2021 2022 2023 Net income (loss) attr ibutable to AmeriGas Partners, L.P. $236 $337 ($38) ($616) Income tax 2 2 2 - Interest expense 164 159 160 163 Depreciation & Amortization 178 173 177 177 EBITDA $580 $671 $301 ($276) Net (gains) losses on commodity derivative instruments not associated with current-period transactions (72) (167) 185 16 Business transformation expenses 44 54 - - Restructuring Costs - - 16 - Impairment of goodwill - - - 650 Loss on extinguishments of debt - - - 9 AmeriGas performance enhancement - - 5 24 Adjusted EBITDA $552 $558 $507 $423 Year Ended September 30, Free Cash Flow Reconci l iation: 2020 2021 2022 2023 Adjusted EBITDA $552 $558 $507 $423 Less: Capital Expenditures (135) (130) (128) (134) Free Cash Flow $417 $428 $379 $289

27 Non-GAAP Reconciliation: UGI International Adjusted EBITDA and Free Cash Flow ($ in millions) Year Ended September 30, Adjusted EBITDA Reconci l iation: 2020 2021 2022 2023 Net income (loss) attr ibutable to UGI International , LLC $137 $979 $808 ($1,076) Net income attributable to noncontrolling interests - - 1 - Income tax 37 331 250 (406) Interest expense 31 27 28 37 Depreciation & Amortization 125 134 117 116 EBITDA $330 $1,471 $1,204 ($1,329) Net (gains) losses on commodity derivative instruments not associated with current-period transactions - (1,065) (808) 1,399 Unrealized losses (gains) on foreign currency derivative instruments 36 (8) (50) 38 Loss on extinguishments of debt - - 11 - Business transformation expenses 18 33 - - Impairment of customer relationship intangible - 20 - Restructuring Costs - - 9 - Loss associated with disposal of energy marketing business - - 5 243 Adjusted EBITDA $384 $451 $371 $351 Year Ended September 30, Free Cash Flow Reconci l iation: 2020 2021 2022 2023 Adjusted EBITDA $384 $451 $371 $351 Less: Capital Expenditures (89) (107) (107) (129) Free Cash Flow $295 $344 $264 $222

FY23 Segment Reconciliation (GAAP) ($ in Million)

UGI CORPORATION

	Total	Utilities	Midstream & Marketing	UGI International	AmeriGas Propane	Corp & Other
Revenues	$8,928	$1,854	$1,847	$2,965	$2,581	($319)
Cost of sales	(6,937)	(953)	(1,360)	(2,045)	(1,250)	(1,329)
Total margin	**1,991**	**901**[1]	**487**	**920**	**1,331**	**(1,648)**
Operating and administrative expenses	(2,158)	(392)[1]	(133)	(623)	(950)	(60)
Depreciation and amortization	(532)	(152)	(86)	(116)	(177)	(1)
Impairment of goodwill	(656)	-	-	-	-	(656)
Loss on disposal of UGI International energy marketing business	(221)	-	-	-	-	(221)
Other non-operating (expense) income, net	132	-	17	34	64	17
Operating (loss) income	**(1,444)**	**357**	**285**	**215**	**268**	**(2,569)**
Income (loss) from equity investees	2	-	6	(4)	-	-
Loss on extinguishments of debt	(9)	-	-	-	-	(9)
Other non-operating income, net	(7)	8	-	23	-	(38)
(Loss) earnings before income taxes and interest expense	(1,458)	365	291	234	268	(2,616)
Interest expense	(379)	(82)	(45)	(37)	(163)	(52)
(Loss) income before income taxes	**(1,837)**	**283**	**246**	**197**	**105**	**(2,668)**
Income tax benefit (expense)	335	(64)	(53)	(25)	(34)	511
Net (loss) income attributable to UGI Corporation	**$(1,502)**	**$219**	**$193**	**$172**	**$71**	**$(2,157)**

1. For US GAAP purposes, certain revenue-related taxes within our Utilities segment are included in "Operating and administrative expenses" above. Such costs reduce margin for Management's Results of Operations reported in our periodic filings.

28

29 Notes to ESG Commitments 35% Reduction in Total Recordable Injuries by 2025 1. Scope 1 emissions reduction target did not include emissions from the Mountaineer acquisition, which closed in September 2021. The target also excluded the Moraine East acquisition and only accounted for our ownership interest in the Pennant system at the time we set the target. UGI now owns 100% of Pennant. The emissions from our ownership interest in the Pine Run acquisition, announced in February 2021, were included in the baseline 2020 number. The 2020 baseline number also takes a 5-year emissions average from the Hunlock power generation facility to account for year-over-year differences in run time. 1. All domestic UGI companies use the Occupational Safety and Health Administration (“OSHA”) definition for TRIs. TRIs represents the number of work-related recordable injuries or illnesses requiring medical treatment beyond first aid, per 200,000 hours. 2. UGI International reports rates in accordance with the Industrial Management System guidelines. A TRI represents a work-related recordable injury to an employee or hired staff that requires medical treatment beyond first aid, as well as those that cause death, or days away from work. Committed to reducing Scope I emissions by 55% by 2025 using 2020 as the base year

30 Investor Relations: Tameka Morris 610-456-6297 morrista@ugicorp.com Arnab Mukherjee 610-768-7498 mukherjeea@ugicorp.com